Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-146300) and S-8 (No. 333-146298) of Energy Transfer Equity, L.P. of our report dated February 15, 2011 relating to the financial statements of Midcontinent Express Pipeline LLC, which appears in the Current Report on Form 8-K of Energy Transfer Equity, L.P. dated November 14, 2013.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 13, 2013